EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

Tag-It Pacific, Inc.
JONATHAN MARKILES
818-444-4100
info@tagitpacific.com

TAG-IT PACIFIC, INC. REPORTS 3rd QUARTER FY 2003 RESULTS - RECORDS CONTINUED IMPROVED SALES DIVERSIFICATION AND GROSS MARGIN

Los Angeles, Ca. August 14, 2003 --Tag-It Pacific, Inc. (AMEX: TAG) today reports that for the 3rd quarter of fiscal 2003, net sales increased $118,000, a 0.7% increase over 3rd quarter sales for 2002. Gross profit for the quarter increased to 25.7% from 24.0% for the same period last year. Net income for the quarter was $95,000 with earnings per share equal to 0 cents.

Colin Dyne, CEO of Tag-It Pacific, Inc. commented: "We are pleased with the Company's continued sales growth, which we are achieving in conjunction with a diversification of our sales base and a reduction of our reliance on our largest customer, Tarrant Apparel Group. This trend is particularly positive for us as we continue to expand our customer base and are starting to see improved gross margins from our new sales. During the quarter, we acquired a significant amount of machinery that is critical to our TALON formed wire metal zipper production. The acquisition of this machinery will put TALON in a position not to be reliant on a single source of supply for this product and will enable us to continue with the expansion of our TALON brand as a market leader.

"Our SG&A expenses for the 3rd quarter were negatively impacted by severance expenses related to staff reductions which were made in anticipation of changes to our customer base. We also incurred additional expenses relating to the implementation of our new ERP system and the upcoming launch of TRIMNETTM, our new generation Trim Management software system."

         ABOUT TAG-IT PACIFIC: Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel and licensed consumer products, and specialty retailers and mass merchandiser brands. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Tarrant Apparel Group and Azteca Production International. Tag-it also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Levi Strauss & Co., Abercrombie & Fitch, Express, The Limited, Miller's Outpost and Lerner, among others. Tag-It has positioned itself as a fully integrated single-source supplier of a full range of trim items for manufacturers of fashion apparel. The Company's business focuses on servicing all of the trim requirements of its customers at the manufacturing and retail brand level of the fashion apparel industry. Tag-It offers customers its MANAGED TRIM SOLUTION(TM), an Internet-based, virtual trim department, covering the complete management of ordering, production, inventory management and just-in-time distribution of their trim and packaging requirements.

         ABOUT TALON INTERNATIONAL: Talon International, a wholly-owned subsidiary of Tag-it Pacific, distributes zippers under its TALON brand name to apparel brands and manufacturers such as VF Corporation, Tropical Sportswear, Levi Strauss & Co., Abercrombie & Fitch, Target Stores, Wal-Mart, Express, among others. In December 2001, Tag-it purchased the TALON trademark and trade names. TALON is a 100-year-old brand, which is well known for quality and product innovation. TALON was the original pioneer of the formed wire metal zipper for the jeans industry and is a specified zipper brand for manufacturers in the sportswear and outerwear markets. We have introduced a completely revised high quality line of zippers, broadened distribution to Asia, Mexico and Central America, negotiated with new


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distributors  and  initiated  a new sales and  marketing  effort for this brand.
TALON is promoted both within our trim packages, as well as a stand-alone product line. TALON enjoys tremendous brand recognition and brand equity in the apparel industry worldwide.

         ABOUT TEKFIT: In 2002, Tag-it created a new division under the TEKFIT brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband. We market these products to the same customers targeted by our MANAGED TRIM SOLUTION and TALON zipper divisions.

FORWARD LOOKING STATEMENTS:
With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, the risk of a softening of customer acceptance of the Company's products, risks of introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                              TAG-IT PACIFIC, INC.
                          Selected Balance Sheet Items
                             (all numbers in $000's)
                                                            September   December
                                                            30, 2003    31, 2002
                                                             -------     -------

Accounts Receivable ....................................     $23,039     $20,512
Inventories ............................................     $22,978     $23,105
Total Current Assets ...................................     $48,022     $44,805
Total Assets ...........................................     $60,169     $54,055
Line of Credit .........................................     $13,265     $15,934
Accounts Payable and Accrued Expenses ..................     $12,084     $10,401
Total  Current Liabilities .............................     $28,412     $29,985
Total  Liabilities .....................................     $30,895     $32,693
Convertible Redeemable preferred stock Series C ........     $ 2,895     $ 2,895
Total Stockholders' Equity .............................     $26,379     $18,467
Total  Liabilities and Equity ..........................     $60,169     $54,055


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                              TAG-IT PACIFIC, INC.


                        Consolidated Statements of Income
                     (all numbers (excluding EPS) in $000's)


                                    Three Months Ended       Six Months Ended
                                       September 30,          September 30,
                                   --------------------    --------------------

                                     2003        2002        2003        2002
                                   --------    --------    --------    --------

Net sales ......................   $ 16,468    $ 16,350    $ 51,558    $ 45,468

Cost of goods sold .............     12,238      12,424      37,564      33,931
                                   --------    --------    --------    --------

   Gross profit ................      4,230       3,926      13,994      11,537

Selling expenses ...............        968         473       3,043       1,446

General and administrative
   expenses ....................      2,831       2,649       8,469       7,246
                                   --------    --------    --------    --------

   Total operating expenses ....      3,799       3,122      11,512       8,692
                                   --------    --------    --------    --------

Income from operations .........        431         804       2,482       2,845

Interest expense, net ..........        307         345         971         913
                                   --------    --------    --------    --------

Income before income taxes .....        124         459       1,511       1,932


Provision for income taxes .....         29         115         306         488
                                   --------    --------    --------    --------

Net income .....................   $     95    $    344    $  1,205    $  1,444
                                   ========    ========    ========    ========

Less: Preferred stock dividends         (50)        (47)       (144)       (137)
                                   --------    --------    --------    --------

Net income to common
   shareholders ................   $     45    $    297    $  1,061    $  1,307
                                   ========    ========    ========    ========

Basic earnings per share .......   $   0.00    $   0.03    $   0.10    $   0.14
                                   ========    ========    ========    ========

Diluted earnings per share .....   $   0.00    $   0.03    $   0.10    $   0.14
                                   ========    ========    ========    ========

Weighted average number of
common shares outstanding:

   Basic .......................     11,437       9,310      10,364       9,203
                                   ========    ========    ========    ========

   Diluted .....................     12,245       9,615      10,810       9,500
                                   ========    ========    ========    ========


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